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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statements of Genus, Inc. and subsidiaries on Form S-8 (File Nos. 33-28394, 33-38657 and 33-56192) of our reports dated January 27, 1997, on our audits of the consolidated financial statements and financial statement schedule of Genus, Inc. and subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

San Jose, California
March 25, 1997